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                                                                   Exhibit 10.14

                                SECOND AMENDMENT
                           TO THE CURTICE BURNS FOODS
                       NON-QUALIFIED PROFIT SHARING PLAN

     This Amendment is adopted by Curtice Burns Foods, Inc., a corporation duly formed and existing under the laws of the State of New York, (the "Employer").

     WHEREAS, the Employer has adopted the Curtice Burns Foods Non-qualified Profit Sharing Plan (the "Plan"), and has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

     WHEREAS, the Employer, based upon the determination of the Board of Directors, now wishes to amend the Plan,
     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.  Section 4.01 of the Plan is hereby amended as follows:

     (a) The Employer shall make a contribution to the Plan for the Employer's fiscal year ending June 24, 1995 determined in the following manner:

               (1) Seven percent (7%) of the Earnings of Curtice Burns Foods, Inc. after deduction of five percent (5%) of Capital
                    Employed by Curtice Burns Foods, Inc. and Pro-Fac Cooperative, both determined in accordance with (b) below shall be determined as a "hypothetical contribution."

               (2) The hypothetical contribution shall be allocated (the "hypothetical allocation") to Participants in the Curtice Burns Foods Deferred Profit Sharing Plan (effective September 15, 1989) in accordance with the provisions of such Plan regarding allocations, and to those Employees who are eligible to participate in this Plan, and who are not eligible to participate in the Curtice Burns Foods Deferred Profit Sharing Plan because such Employees are Highly Compensated Employees, in accordance with the allocation provisions of Article V hereof.

               (3) The portion of the hypothetical allocation for Highly Compensated Employees shall be determined.

               (4) The resultant amount determined in Paragraph (3) above shall be the amount available for contribution to this Plan, and such contribution shall be allocated in accordance with
                    Article V hereof.



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     (b) The following terms shall have the following meanings:

               (1) "Earnings" shall mean Division Net Earnings on the Curtice Burns Foods, Inc. Comparative Statement of Operations and Retained Earnings for the fiscal year ending June 24, 1995, net of non-operating income and expenses, less charitable contributions, and shall include the entire fiscal 1995 Springfield Bank for Cooperatives dividend and the Nalley's Chips and Snacks losses through December of 1994, and shall exclude any one-time gains or losses, and any change of control expenses and incremental expenses due to the change of control. The exclusion of any extraordinary charges of earnings shall be approved by the Board of Directors of Curtice Burns Foods, Inc.

               (2) "Capital Employed" shall mean all debt, including long-term debt which is temporarily paid seasonally, and equity of Curtice Burns Foods, Inc. subject to interest or dividends as of fiscal year end; provided, however, that the current portion of long-term debt shall be excluded, short-term debt shall be excluded, and any liability for unpaid deferred compensation shall be excluded. All equity is included except for Pro-Fac Cooperative retains and Pro-Fac Cooperative earned surplus which is less than five years old. The computation of Capital Employed shall be in accordance with generally accepted accounting principles consistently applied.

     (c) Notwithstanding   the  foregoing,   in  no  event  shall  the  Employer
         contribution during any fiscal year exceed fifteen percent (15%) of the aggregate compensation paid to Participants during such year.

     (d) The Employer contribution amount shall be determined by the public accountant regularly employed by Curtice Burns Foods, Inc. and the certificate of such accountant shall be conclusive and binding upon all persons having or claiming an interest hereunder.

     (e) The Employer contribution shall not be increased or decreased by reason of any audit or change made by the Internal Revenue Service or any other person or agency subsequent to the date when the Employer contribution is made for a year.


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     (f) For fiscal years of the Employer  commencing on or after June 25, 1995, the Company shall determine on an annual basis the formula to be used to determine Employer Contributions, such formula to be approved annually by the Board of Directors of Curtice Burns Foods, Inc.

     2. This Amendment shall be effective as of the date of signing below. The provisions of Section 4.01 of the Plan in existence prior to the effective date of this amendment are hereby revoked.



     IN WITNESS WHEREOF, this Amendment has been executed this 26th day of January, 1995.

                                       CURTICE BURNS FOODS, INC.


                                       By:   /S/ Lois Warlick-Jarvie
                                             -------------------------
                                             Lois Warlick-Jarvie
                                             Vice President, Human Resources